EXECUTIVE COPY

WINWIN GAMING, INC.

SECURITY AGREEMENT

This Security Agreement is entered into as of April 21, 2006 (the “Agreement”), by and among WinWin Gaming, Inc., a Delaware corporation (“Borrower”), the parties listed on Exhibit A hereto (the “Secured Parties”) with reference to the following facts:

A.  Concurrently herewith, Borrower is selling secured convertible notes and warrants pursuant to the terms of a Secured Convertible Note and Warrant Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and among Borrower and the Secured Parties.

B.  As an inducement to the Secured Parties to enter into the Purchase Agreement and to acquire the secured convertible promissory notes provided for thereunder (the “Notes”), Borrower agreed to secure the repayment of the Notes with a security interest in certain assets of Borrower.

C.  The parties hereto desire that the all of the Secured Parties be pari passu with one another as to the debt represented by the Notes and the security interest securing the repayment thereof on the terms and conditions set forth herein.

AGREEMENT

Borrower and the Secured Parties hereby agree as follows:

1.  Certain Definitions. For purposes of this Agreement, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Purchase Agreement. All terms used herein which are defined in Division 1 or Division 9 of the UCC (as defined below) shall have the meanings given therein unless otherwise defined in this Agreement or the Purchase Agreement; provided, however, that if a term is defined in Division 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Division 9. In addition, the following terms shall have the following meanings:

(a)  “Borrower’s Books” means all of Borrower’s books and records including ledgers, records indicating, summarizing, or evidencing such Borrower’s properties or assets or liabilities, all information relating to Borrower’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

(b)  “Collateral” shall mean the property described on Exhibit B annexed hereto and made a part hereof to this Agreement.

(c)  “Copyrights” means all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims, and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present, or future infringement, and all rights of renewal and extension of copyright, including, but not limited to, those described on Exhibit C annexed hereto and made a part hereof; and the right to sue for past, present and future infringements of any of the foregoing.

(d)  “Debt” means (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under capital leases; (e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (f) obligations under letters of credit; (g) obligations under acceptance facilities; (h) all contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (i) obligations secured by any Liens, whether or not the obligations have been assumed.

(e)  “Intellectual Property Collateral” means the following properties and assets owned or held by Borrower or in which Borrower otherwise has any interest, now existing or hereafter acquired or arising: (a) all Patents; (b) all Copyrights; (c) all Trademarks; (d) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know how, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, and catalogs; and (e) all licenses of any Patents, Trademarks or Copyrights; and (f) the entire goodwill of or associated with the businesses now or hereafter conducted by Borrower connected with and symbolized by any of the aforementioned properties and assets.

(f)  “Lien” means, with respect to any asset: (a) any mortgage, lien, charge, security interest, or encumbrance of any kind in respect of such asset (or any agreement to give any of the foregoing, whether or not contingent on the occurrence of any future event); or (b) any undertaking (whether or not contingent) by a Person to grant any mortgage, lien, pledge, charge, security interest, or encumbrance to another Person on such asset.

(g)  “Obligations” means (a) all obligations of Borrower under the Purchase Agreement and each of the Notes, whether for payment of principal, interest (including, without limitation, interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower), fees, breakage costs, indemnities, expenses or otherwise; (b) the performance of all obligations of Borrower under the Purchase Agreement and each of the Notes, whether for payment of principal, interest (including, without limitation, interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower), fees, breakage costs, indemnities, expenses or otherwise; (c) all loans, advances, indebtedness, and other obligations owed by Borrower to Secured Parties of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Secured Parties by purchase, assignment, or otherwise), whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any insolvency proceeding in which Borrower is a debtor, any obligations arising pursuant to any letter of credit transactions and any other financial accommodations, obligations to perform or forbear from performing acts; (d) all obligations of Borrower under this Agreement; (e) the repayment of (i) any amounts that Secured Parties may advance or spend for the maintenance or preservation of the Collateral; and (ii) any other expenditures that Secured Parties may make under the provisions of this Agreement or for the benefit of Borrower; (f) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; (g) all other amounts now or in the future owed by Borrower to Secured Parties whether or not of the same kind or class as the other obligations owed by Borrower to Secured Parties; and (h) any of the foregoing that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise.

(h)  “Patents” means all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing, and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions, and continuations in part thereof including, but not limited to, those described on Exhibit D annexed hereto and made a part hereof; and the right to sue for past, present and future infringements of any of the foregoing.

(i)  “Permitted Liens” means: (i) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower; (iii) Liens (a) upon or in any equipment acquired, licensed, leased or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment and other equipment financed by the holder of such Lien; (iv) Liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower’s business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable; (v) Liens incurred or deposits made in the ordinary course of the Borrower’s business in connection with worker’s compensation, unemployment insurance, social security and other like laws; (vi) Liens to which the holders of a majority of the outstanding principal amount due and owing under the Notes (the “Majority Note Holders”) have expressly consented in writing; and (ix) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by the Liens described in clauses (i) through (iii) hereof provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or replaced does not increase.

(j)  “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or governmental authority.

(k)  “Trademarks” means all state (including common law), federal and foreign trademarks, service marks, and trade names, and applications for registration of such trademarks, service marks and trade names, all of the goodwill of the business connected with the use of, and symbolized by, each trademark; all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present, or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof, including, but not limited to, those described on Exhibit E annexed hereto and made a part hereof; and the right to sue for past, present and future infringements of any of the foregoing.

(l)  “UCC” means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

2.  Security Agreement.

(a)  Grant. In order to secure the payment, performance and observance of the Obligations in accordance with the terms thereof, Borrower hereby grants to Secured Parties, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, as applicable, all right, title and interest of Borrower in all personal property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, the Collateral.

(b)  Relative Priorities. The security interests of the Secured Parties in the Collateral shall rank pari passu with one another as to all Obligations as defined below.

(c)  Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) Borrower shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Parties of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) no Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral.

(d)  Continuing Security Interest. Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the indefeasible payment and performance in full of all of the Obligations or the conversion of the principal and accrued interest under the Notes into equity securities as described in the Notes.

(e)  Other Actions as to Any and All Collateral. Borrower further agrees, at the request and option of Secured Parties, to take any and all other actions Secured Parties may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of Secured Parties to enforce, Secured Parties’ security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Borrower’s signature thereon is required therefor; (b) causing Secured Parties’ name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Parties to enforce, Secured Parties’ security interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Parties to enforce, Secured Parties’ security interest in such Collateral; (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Parties, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral; (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Secured Parties; and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by Secured Parties to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

(f)  Right to Inspect. Secured Parties (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

(g)  Discharge Liens. In order to protect or perfect any security interest which Secured Parties is granted hereunder, Secured Parties may, upon an Event of Default, in its sole discretion, discharge any lien or encumbrance or bond or the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Secured Obligations and shall be payable on demand.

3.  Borrower’s Representations, Warranties and Covenants. Borrower hereby represents, warrants and covenants to the Secured Parties that:

(a)  Location. Borrower’s principal place of business is the address set forth on the signature page to this Agreement, and Borrower keeps its records concerning accounts, contract rights and other property at that location. Borrower will promptly notify the Secured Parties in writing of the establishment of any new place of business where any of the Collateral is kept. Borrower is a corporation organized under the laws of the State of Delaware.

(b)  Books and Records. Borrower will at all times keep accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets of a like type or nature.

(c)  Ownership and Liens. Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the Collateral and properties and assets and leasehold interests reflected in the financial statements delivered to Secured Parties pursuant to the Purchase Agreement (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets, real and personal, including the Collateral owned by Borrower and none of its leasehold interests is subject to any Lien, except for Permitted Liens and Liens set forth in Schedule 1.3 to the Purchase Agreement.

(d)  Other Financing Statements. Other than financing statements, security agreements, equipment leases and related filings, chattel mortgages, assignments, copyright security agreements or collateral assignments, patent or trademark security agreements or collateral assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien or executed, delivered, filed or recorded in connection with the Notes (collectively, “Financing Statements”), no effective Financing Statement naming Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is currently on file in any filing or recording office in any jurisdiction, except for Financing Statements relating to the Liens set forth in Schedule 1.3 to the Purchase Agreement.

(e)  Notices, Reports and Information. Borrower will notify the Secured Parties of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Secured Parties’ Lien thereon.

(f)  Separate Obligations and Liens. Borrower acknowledges and agrees that (i) the Obligations represent separate and distinct indebtedness, obligations and liabilities of Borrower to each of the Secured Parties, which Borrower is separately obligated to each Secured Party to pay and perform, in each case regardless of whether or not any indebtedness, obligation or liability to any other Secured Party or any other person or entity, or any agreement, instrument or guaranty that evidences any such other indebtedness, liability or obligation, or any provision thereof, shall for any reason be or become void, voidable, unenforceable or discharged, whether by payment, performance, avoidance or otherwise; (ii) the Lien that secures each of the Secured Parties’ respective Obligations (a) is separate and distinct from any and all other Liens on the Collateral, and (b) is enforceable without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise.

(g)  Other Agreements. Except for agreements that the Borrower has entered into with Solidus Networks, Inc., the Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under this Agreement, the Purchase Agreement, or any other agreement by and between Secured Parties and Borrower. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

(h)  Powers. Borrower has the right and full power and authority to enter into this Agreement and to perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, except as already obtained. This Agreement is enforceable against Borrower in accordance with its terms, except as may be limited by applicable bankruptcy insolvency, moratorium, reorganization, or other laws affecting creditor’s rights and remedies generally.

(i)  No Violation. Neither the execution, delivery nor performance by Borrower of this Agreement violates any provision of law or Borrower’s Certificate of Incorporation or Bylaws, each as amended to date, or results in a breach of or constitutes a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

(j)  Insurance. Borrower shall maintain insurance relating to Borrower’s ownership and use of the Collateral in amounts and of a type that are reasonable and customary to businesses similar to Borrower’s.

4.  Negative Covenants. Borrower covenants and agrees that, until the indefeasible payment and performance in full of the outstanding Obligations, Borrower will not do any of the following without the prior written consent of the Majority Note Holders, unless required to do so pursuant to the provisions of any senior debt existing as of the date hereof:

(a)  Sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired material assets (including, without limitation, shares of stock and indebtedness of subsidiaries, accounts, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; or (3) that any subsidiary may sell, lease, assign, or otherwise transfer its assets to Borrower;

(b)  Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all of substantially all of the assets or the business of any Person, or permit any subsidiary to do so, except that (1) any subsidiary may merge into or transfer assets to Borrower; and (2) any subsidiary may merge into or consolidate with or transfer assets to any other subsidiary;

(c)  Create, incur, assume or be or remain liable with respect to any Debt, other than (1) Debt of Borrower in favor of Secured Parties arising under any agreement by and between Borrower and Secured Parties; (2) accounts payable to trade creditors for goods or services incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; (3) Debt of Borrower secured by Permitted Liens; and (4) Debt set forth on Schedule 1.3 of the Purchase Agreement;

(d)  Create, incur, assume or suffer to exist any Lien with respect to any of its assets, or assign or otherwise convey any right to receive income, including the sale of any accounts, except for Permitted Liens; and

(e)  Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

5.  Financing Statements. Borrower authorizes the Secured Parties to file a financing statement describing the Collateral. Borrower shall cooperate with Secured Parties in obtaining control with respect to Collateral consisting of: (a) deposit accounts; (b) investment property; (c) letter of credit rights; and (d) electronic chattel paper.

6.  Borrower’s Rights Until Default. So long as an Event of Default does not exist, Borrower shall have the right to possess the Collateral, manage its property, operate its business and sell its inventory in the ordinary course of business.

7.  Event of Default. An Event of Default, as defined in the Notes, shall be deemed to be an Event of Default hereunder.

8.  Rights and Remedies on Event of Default.

(a)  After any Event of Default shall have occurred and while such Event of Default is continuing, the Majority Note Holders, acting on behalf of the Secured Parties, shall have the right to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Majority Note Holders, acting on behalf of the Secured Parties, shall have the right to sell or otherwise dispose of the Collateral (subject to applicable state and federal securities laws), either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Parties, in their sole discretion (as determined by holders of a majority of the outstanding principal amount under the Notes), may deem advisable, and Secured Parties shall have the right to purchase all or any part of the Collateral at any such sale; provided that the Majority Note Holders, acting on behalf of the Secured Parties, shall give Borrower ten (10) days advance notice of such sale. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to reasonable attorneys’ fees and legal expenses for one attorney representing Secured Parties, and then to the Obligations and to the payment of any other amounts required by applicable law, after which Secured Parties shall account to Borrower for any surplus proceeds.

(b)  All of the Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)  If there are insufficient funds to pay in full in cash each of the Notes, funds available therefor shall be distributed and paid among the Secured Parties in a manner so that each Secured Party receives his or its Pro Rata Share (as hereinafter defined; provided, however, that the foregoing shall in no way offset the conversion of the Notes in accordance with their terms, which Notes may be converted without regard to conversion of any other Notes) thereof. For purposes hereof, “Pro Rata Share” shall mean, as to any Secured Party, the aggregate unpaid principal amount, plus accrued but unpaid interest, under all Notes held by such Secured Party as compared to the aggregate unpaid principal amount, plus accrued but unpaid interest, under all Notes held by the Secured Parties. If any Secured Party receives any payment under or with respect to such Secured Party’s Notes in excess in trust of an amount equal to his or its Pro Rata Share, such Secured Party shall be deemed to hold such excess for the benefit of the other Secured Parties and shall promptly remit such amount to and among the Secured Parties so as to ensure all Secured Parties receive their full Pro Rata Share of all cash payments, under or with respect to the Notes.

(d)  Borrower hereby assigns, transfers and conveys to Secured Parties, effective upon the occurrence and continuance of an Event of Default if Secured Parties so elect, and in any event upon the acceleration of the Obligations, all Intellectual Property Collateral together with any goodwill associated therewith, all to the extent necessary to enable Secured Parties to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of all successors, assigns and transferees of Secured Parties and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is and is to be granted free of charge, without requirement that any monetary payment whatsoever (including, without limitation, any royalty or license fee) be made to Borrower or any other person by Secured Parties (except that if Secured Parties shall receive proceeds from the disposition of any such Collateral, such proceeds shall be applied to the Obligations in accordance with the UCC.

(e)  Upon the exercise by Secured Parties of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any governmental authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Secured Parties or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

9.  No Waivers by Secured Parties. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Secured Parties may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Secured Parties of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Secured Parties hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Secured Parties would otherwise have.

10.  Indemnification. Borrower hereby agrees to indemnify Secured Parties, any affiliate thereof, and its directors, officers, employees, agents, counsel, and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

11.  Certain Waivers. Borrower waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder; (b) all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (c) any right to require Secured Parties (i) to proceed against any Person; (ii) to exhaust any other collateral or security for any of the Obligations; (iii) to pursue any remedy in Secured Parties’ power; or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, or notices of dishonor in connection with any of the Collateral; (d) all claims, damages, and demands against Secured Parties arising out of the repossession, retention, sale, or application of the proceeds of any sale of the Collateral; and (e) demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Parties on which Borrower may in any way be liable.

12.  General Provisions.

(a)  Amendment and Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by the Majority Note Holders and by Borrower. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

(b)   Action by Majority Note Holders. All action required or permitted to be taken by the Majority Note Holders, shall be taken by approval, consent, vote or resolution authorized by the holders of the Notes representing at least a majority of the principal amount of all then outstanding Notes.

(c)  Notices. Any notice required or permitted under this Agreement shall be given in writing and in accordance with Section 9.6 of the Purchase Agreement (for purposes of which the term “Purchasers” shall mean the Secured Parties hereunder), except as otherwise expressly provided in this Agreement, to a Secured Party’s address for notice specified on such Secured Party’s signature page hereto.

(d)  Entire Agreement. This Agreement, together with the Purchase Agreement, the Stock Pledge Agreement, Investor Rights Agreement, the Notes and the Warrants (as defined in the Purchase Agreement), constitutes the entire contract between the Secured Parties and Borrower relative to the subject matter hereof. Any previous agreement between the Secured Parties and Borrower with respect to the subject matter hereof is superceded by this Agreement, the Purchase Agreement, the Stock Pledge Agreement, Investor Rights Agreement, the Notes and the Warrants. If and to the extent of any conflicts between the terms hereof and the provisions in the Notes regarding the security interest therein granted, the terms of this Agreement shall control.

(e)  Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)  Interpretation. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

(g)  Governing Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of New York, without regard to its conflicts of laws principles.

(h)  Choice of Venue; Waiver of Right to Jury Trial.

(i)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED MADE, EXECUTED, PERFORMED AND CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTY UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(ii)  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (i) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(i)  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

(j)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)  Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(l)  Further Acts. Borrower shall, on a continuing basis, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such Financing Statements and take all such action as may be necessary or advisable or may be requested by the Secured Parties to carry out the intent and purposes of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto as of the date first above written.

WINWIN GAMING, INC.

By:	/s/ Patrick Rogers
Name: Patrick Rogers
Title: President & CEO

Address for Notice: 8687 West Sahara, Suite 201 Las Vegas, Nevada 89117 Attn: Patrick Rogers

SIGNATURE PAGE TO SECURITY AGREEMENT

SECURED PARTY
COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

SECURED PARTY:

By:	/s/ Stephen Rasch

Print Name:	Patriot Capital Limited

Address:	12/E Novel Industrial Building 850-870 Lai Chi Kok Road Cheung Sha Wan, Kowloon Hong Kong

SECURED PARTY
COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

SECURED PARTY:

By:	/s/ Mark Tunnery

Print Name:	MLA Capital, Inc.

Address:	11111 Santa Monica Blvd. Suite 1122 Los Angeles, CA 90025

SECURED PARTY
COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

SECURED PARTY:

By:	/s/ N.J. Fiore

Print Name:	Ridgewood Ltd.

Address:	763 Oppen Road Ridgewood, NJ 07450

SECURED PARTY
COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

SECURED PARTY:

By:	/s/ Trevor Colby

Print Name:	Trevor Colby

Address:	1512 Montana Avenue Santa Monica, CA 90403

SECURED PARTY
COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

SECURED PARTY:

By:	/s/ Michael Clofine

Print Name:	Calico Capital Group

Address:	280 Park Avenue 5th Floor Bast. New York, NY 10017